Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

StoneX Group Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	457(r)	3,085,554	$97.28	$300,162,693.12	0.0001531	$45,954.91

Total Offering Amounts:							$300,162,693.12		45,954.91
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$45,954.91

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Offering Note(s)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), StoneX Group Inc. (the "Company") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-285071), filed with the Securities and Exchange Commission (the "SEC") on February 20, 2025. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $97.28, which is the average of the high and low prices of the shares of the common stock on August 22, 2025 on the Nasdaq Global Select Market. This filing fee exhibit is in connection with a final prospectus supplement dated August 29, 2025, filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.